UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): June 25, 2021

___________________

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   ☐

Item 5.07        Submission of Matters to a Vote of Security Holders

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Diffusion Pharmaceuticals Inc. (the “Company” or “we”) was held on June 25, 2021. Stockholders of record at the close of business on May 5, 2021 (the “Record Date”) were entitled to vote at the Annual Meeting and, as of the Record Date, there were 101,903,979 shares of our common stock outstanding. At the Annual Meeting, the holders of 52,860,470 shares were present, virtually or by proxy, representing approximately 51.9% of the shares outstanding as of the Record Date and, accordingly, a quorum was present at the Annual Meeting.

The matters submitted to the Company’s stockholders and voted upon at the meeting, which are more fully described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2021 and mailed to stockholders of record on or about May 20, 2021 (the “Proxy Statement”), as well as the results of each such vote were as follows:

(1)	Proposal No. 1 – To elect seven persons to serve as directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are elected and qualified.

The election of each nominee pursuant to Proposal No. 1 required the affirmative vote of a plurality of the votes present and entitled to vote at the Annual Meeting and, accordingly, each nominee received the requisite number of votes for election at the Annual Meeting.

	For	Withheld	Broker Non-Votes
Robert Adams	23,878,473	1,683,093	27,298,904
Robert J. Cobuzzi, Ph.D.	23,931,109	1,630,457	27,298,904
Eric Francois	23,893,045	1,668,521	27,298,904
Mark T. Giles	23,791,318	1,770,248	27,298,904
Jane H. Hollingsworth	23,900,623	1,660,943	27,298,904
Diana Lanchoney, M.D.	23,938,917	1,622,649	27,298,904
Alan Levin	23,903,782	1,657,784	27,298,904

(2)	Proposal No. 2 – To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

The approval of Proposal No. 2 required the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting and, accordingly, Proposal No. 2 received the requisite number of votes for approval at the Annual Meeting.

For	Against	Abstain
50,738,544	1,829,504	292,422

(3)	Proposal No. 3 – To approve, on an advisory basis, the compensation of the Company’s named executive officers during the year ended December 31, 2021, as disclosed in the Proxy Statement.

The approval of Proposal No. 3 required the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting and, accordingly, Proposal No. 3 received the requisite number of votes for approval at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
18,093,615	6,484,422	983,529	27,298,904

(4)	Proposal No. 4 – To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

The approval of a vote frequency pursuant to Proposal No. 4 required the affirmative vote of a plurality of the votes present and entitled to vote at the Annual Meeting and, accordingly, a frequency of every year received the requisite number of votes for approval at the Annual Meeting.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
21,796,594	1,337,493	1,292,413	1,135,066	27,298,904

Item 7.01         Regulation FD Disclosure

Certain information concerning the business, clinical studies, development plans, and financial position of the Company that we expect to use at certain conferences, meetings, and presentations is available on our website, www.diffusionpharma.com, under “Investors – Presentations.” Representatives of the Company may use this presentation, in whole or in part, and possibly with non-material modifications, periodically in connection with conferences, meetings, and presentations to investors, analysts and others.

The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that we may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the presentation except as required by applicable law, although the Company may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, or through other public disclosure.

The Company makes no admission or representation as to the materiality of any information in the presentation or otherwise contained in this Current Report on Form 8-K. The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act unless we specifically incorporate it by reference in a document filed under the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as previously set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2021	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ William Elder
Name: William Elder
Title: General Counsel